Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

Quicksilver Resources Receives Maturity Extension on its $1.0 Billion Borrowing Base

FORT WORTH, TEXAS (December 21, 2010) – Quicksilver Resources Inc. (NYSE: KWK) today announced that its bank group has extended the maturity date of its $1.0 billion borrowing base on the company’s senior secured revolving credit facility by one year to February 9, 2013.  The company currently has no outstanding balance drawn under this facility.  JPMorgan Chase Bank, N.A., as global administrative agent, led the group of 24 lenders.

About Quicksilver Resources

Fort Worth, Texas-based Quicksilver Resources is a natural gas and crude oil exploration and production company engaged in the development and acquisition of long-lived, unconventional natural gas reserves, including coalbed methane, shale gas, and tight sands gas in North America.  The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana.  Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.  For more information about Quicksilver Resources, visit www.qrinc.com.

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Media Contact:
Tom Johnson
Chuck Dohrenwend
The Abernathy MacGregor Group
(212) 371-5999

Investor Contact:
Rick Buterbaugh
(817) 665-4835

KWK 10-20

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